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Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
DISPLAYTECH, INC.

        The undersigned incorporator, in order to form a corporate entity under the General Corporation Law of the State of Delaware, hereby sets forth the following Certificate of Incorporation:

        FIRST:    The name of the Corporation is Displaytech, Inc.

        SECOND:    The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The capital stock of the Corporation shall be as follows:

          The aggregate number of shares that this Corporation has authority to issue is 30,000,000. The shares are classified in two classes, consisting of 25,000,000 shares of Common Stock, par value of $.001 per share, and 5,000,000 shares of Preferred Stock, par value of $.001 per share. Subject to any vote expressly required by this Certificate of Incorporation, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

        FIFTH:    The name and address of the sole incorporator of the Corporation is:

Nathaniel G. Ford Faegre & Benson LLP 3200 Wells Fargo Center 1700 Lincoln Street Denver, Colorado 80203-4532

        SIXTH:    The following provisions shall govern the management of the business and the conduct of the affairs of the Corporation and shall define, limit and regulate the rights and powers of the Corporation and of the Board of Directors and stockholders:

          6.1   The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

          6.2   Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

          6.3   Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

          6.4   To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Section 6.4 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. No amendment to or repeal of this Section 6.4 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

          6.5   To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal or modification of the foregoing provisions of this Section 6.5 shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

          6.6   The Board of Directors shall have concurrent power with the stockholders to adopt, alter, amend or repeal the Bylaws of the Corporation. The Board of Directors may so adopt or change the Bylaws upon the affirmative vote of the number of directors that shall constitute, under the provisions of the Bylaws, the action of the Board of Directors.

          6.7   The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as and to the extent expressly provided by law or expressly authorized by resolution of the Board of Directors.

          6.8   In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

          6.9   Unless otherwise specifically provided by law or this Certificate of Incorporation, a special meeting of shareholders, for any purpose or purposes, may be called only by the Chairman, the Chief Executive Officer, the President, or the Secretary and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the meeting.

        SEVENTH:    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver of receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

        EIGHTH:    Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights of stockholders or others hereunder are subject to such reservation.

        IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2004

/s/ NATHANIEL G. FORD Nathaniel G. Ford, Incorporator

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CERTIFICATE OF INCORPORATION OF DISPLAYTECH, INC.